CONSENT OF INDEPENDENT AUDITOR We consent to the incorporation by reference in the registration statements on Form S-3 of Ring Energy, Inc. (Nos. 333-229515, 333-230966, 333-237988, and 333-267599) and Form S-8 (Nos. 333-191485 and 333-257633) of our report dated February 15, 2023, with respect to the consolidated financial statements of Founders Oil & Gas IV, LLC and affiliate as of and for the fiscal years ended September 30, 2022 and 2021, included in this Current Report on Form 8-K/A of Ring Energy, Inc. Fort Worth, Texas October 26, 2023